UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                        0-23044                93-0976127
(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)

12010 Sunset Hills Road, 9th Floor
           Reston, VA                                              20190
      (Address of Principal                                     (Zip Code)
       Executive Offices)

        Registrant's telephone number, including area code: 703-483-7800

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 7.01   Regulation FD Disclosure

          On June 14, 2007, TerreStar Networks Inc., a majority-owned subsidiary of Motient Corporation, posted a release titled "TerreStar Canada Files Industry Canada Application to Modify Satellite In-Orbit Milestone" on the TerreStar Networks Inc. internet web site at www.terrestar.com. A copy of the release is attached hereto as Exhibit 99.1. This item is furnished, not filed, pursuant to Regulation FD.

Item 8.01   Other Events

            On June 12, 2007, Motient Corporation (the "Company") received notice that The NASDAQ Stock Market LLC had approved the Company's application for listing of its common stock on The Nasdaq Global Market. The Company's common stock is scheduled to begin trading on The Nasdaq Global Market at the opening of the market on June 20, 2007, under the trading symbol "MNCP." Until that time, the Company's common stock will continue to be traded on the Pink Sheets. A copy of the Company's press release concerning the foregoing dated June 14, 2007, is attached hereto as Exhibit 99.2.


Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits

99.1 Release of TerreStar Networks Inc., dated June 14, 2007, titled "TerreStar Canada Files Industry Canada Application to Modify Satellite In-Orbit Milestone."
99.2 Press release of Motient Corporation, dated June 14, 2007, titled "Motient Corporation to Commence Trading on the NASDAQ."





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MOTIENT CORPORATION



                                             By: /s/ Jeffrey Epstein
                                                 -------------------------------
                                                  Jeffrey Epstein
                                                  General Counsel and Secretary

Date:  June 14, 2007